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                  SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C. 20549


                               Form 8-K

                            CURRENT REPORT


                Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported) November 26, 1996


                           Registrant; State of Incorporation;                          IRS Employer
Commission File Number     Address; and Telephone Number        Identification No.

1-5532                     PORTLAND GENERAL CORPORATION          93-0909442
                           (an Oregon Corporation)
                           121 SW Salmon Street
                           Portland, Oregon 97204
                           (503) 464-8820


1-5532-99                  PORTLAND GENERAL ELECTRIC COMPANY     93-0256820
                           (an Oregon Corporation)
                           121 SW Salmon Street
                           Portland, Oregon 97204
                           (503) 464-8000



                     121 S.W. Salmon Street, Portland, Oregon            97204
                      (Address of principal executive offices)         (zip code)

               Registrant's telephone number, including area code 503-464-8820

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Item 5.             Other Events

OPUC Approves Rate Settlement - On November 26, 1996 the Oregon Public Utility Commission (OPUC) issued an order on Portland General Electric Company's (PGE or the Company) August 6, 1996 rate filing. The order, which adopts the terms of a settlement reached on November 15, 1996 between PGE, the staff of the OPUC, the Citizen's Utility Board and the Oregon Committee for Equitable Utility Rates, will result in $55 million in annual rate reductions beginning December 1, 1996. The rate reductions will have an immaterial impact on 1996 earnings and will result in an after tax earnings decrease of approximately $32 million for 1997. In addition, the order incorporates $15 million in rate reductions previously approved by the OPUC resulting in total 1997 rate reductions of $70 million.

For further background information regarding the Company's rate proposal see the PGE and Portland General Corporation quarterly reports on Form 10-Q for the quarter ended September 30, 1996 and reports on Form 8-K dated November 12, 1996.


                              Signatures


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.


                    Portland General Corporation
                    Portland General Electric Company


November 26, 1996   By          /s/  Joseph E. Feltz

                                     Joseph E. Feltz
                                    Assistant Controller
                                    Assistant Treasurer